                                                                     EXHIBIT 3.2


           SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                               TUT SYSTEMS, INC.


     Tut Systems, Inc., a corporation organized and existing under the laws of the State of Delaware ("the Corporation"), hereby certifies as follows:

     A. That the Corporation was originally incorporated on July 6, 1998 under the name Tut Systems, Inc., pursuant to the General Corporation Law of Delaware. On August , 1998, the Corporation's Restated Certificate of Incorporation was filed with the Secretary of State.

     B. Pursuant to Sections 228, 242 and 245 of the General Corporation Law of Delaware, this Second Amended and Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Restated Certificate of Incorporation of this corporation.

     C. The text of the Restated Certificate of Incorporation as heretofore amended or supplemented is hereby amended and restated in its entirety to read as follows:

                                   ARTICLE I
                                   ---------

     The name of this Corporation is Tut Systems, Inc. (the "Corporation").


                                  ARTICLE II
                                  ----------

     The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, Wilmington, County of New Castle. The name of its registered agent at such office is The Corporation Trust Company.


                                  ARTICLE III
                                  -----------

     The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                  ARTICLE IV
                                  ----------

     This Corporation is authorized to issue two classes of shares of stock which shall be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares that this Corporation is authorized to issue is One Hundred and Five Million (105,000,000) shares. The number of shares of Common Stock authorized is One Hundred Million (100,000,000) shares, $0.001 par value. The number of shares of Preferred Stock authorized is Five Million (5,000,000) shares, $0.001 par value.

     The shares of Preferred Stock authorized by this Certificate of Incorporation may be issued from time to time in one or more series. For any wholly unissued series of Preferred Stock, the Board of Directors is hereby authorized to fix and alter the rights, preferences, privileges and restrictions thereof, including but not limited to the dividend rights, dividend rates, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption prices, and liquidation preferences, the number of shares constituting any such series and the designation thereof, or any of them. Without limitation of the generality of the foregoing, the Board of Directors shall have the power to fix the number of authorized but undesignated shares comprising any wholly unissued series of Preferred Stock, and to fix and alter the rights, preferences, privileges and restrictions of any such unissued series of Preferred Stock (including, but not limited to the dividend rights, dividend rates, conversion rights, voting rights, rights and terms of redemption and sinking fund provisions, redemption prices, and liquidation preferences of such series) in such manner as the Board of Directors determines, which rights, preferences, privileges and restrictions may, in the sole discretion of the Board of Directors, be superior to, on a parity with, or junior to the rights, preferences, privileges and restrictions of any other series of Preferred Stock.

     The Board of Directors is hereby authorized to increase or decrease the number of shares of any series of Preferred Stock when the number of shares of such series was originally fixed by designation of the Board of Directors. The Board of Directors is authorized to decrease the number of shares of any series of Preferred Stock when the number of shares was not originally fixed by designation of the Board of Directors. Any such increase or decrease shall be subject to the limitations and restrictions stated in the resolution of the Board of Directors originally fixing the number of shares of such series, or in the Certificate of Incorporation, as the case may be; provided, that the number of shares of any series shall not be decreased below the number of shares of such series then outstanding. If the number of shares of any series is so decreased, then the shares constituting such decrease shall resume the status of authorized but undesignated shares of Preferred Stock.


                                   ARTICLE V
                                   ---------

     The Corporation is to have perpetual existence.

                                  ARTICLE VI
                                  ----------

     Section 1. The management of the business and the conduct of the affairs of the Corporation shall be vested in the Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed in the manner designated in the Bylaws of the Corporation.

     Section 2. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation.

     Section 3. Elections of directors need not be by written ballot unless a stockholder demands election by written ballot at the meeting and before voting begins or unless the Bylaws of the Corporation shall so provide.


                                  ARTICLE VII
                                  -----------

     Section 1. To the fullest extent permitted by the Delaware General Corporation Law as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

     Section 2. The Corporation may indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer, employee or agent of the Corporation or any predecessor of the Corporation or serves or served at any other enterprise as a director, officer, employee or agent at the request of the Corporation or any predecessor to the Corporation.

     Section 3. Neither any amendment nor repeal of this Article VII, nor the adoption of any provision of this Corporation's Certificate of Incorporation inconsistent with this Article VII, shall eliminate or reduce the effect of this
Article VII, in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article VII, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

                                 ARTICLE VIII
                                 ------------

     Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.


                                  ARTICLE IX
                                  ----------

     Vacancies created by newly created directorships, created in accordance with the Bylaws of this Corporation, may be filled by the vote of a majority, although less than a quorum, of the directors then in office, or by a sole remaining director.


                                   ARTICLE X
                                   ---------

     Section 1. Stockholders of the Corporation may not take any action by written consent in lieu of a meeting and any action contemplated by stockholders after such time must be taken at a duly called annual or special meeting of stockholders.

     Section 2. The number of directors which constitute the whole Board of Directors of the Corporation shall be fixed exclusively by one or more resolutions adopted from time to time by the Board of Directors. Upon the closing of the first sale of Common Stock of the Corporation pursuant to a registration statement declared effective by the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, the Board of Directors shall be divided into three classes designated as Class I, Class II, and Class III, respectively. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors. At the first annual meeting of stockholders following the date thereof, the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At the second annual meeting of stockholders following the date thereof, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the third annual meeting of stockholders following the date thereof, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting.

     Section 3. Advance notice of new business and stockholder nominations for the election of directors shall be given in the manner and to the extent provided in the Bylaws of the Corporation.

                                  ARTICLE XI
                                  ----------

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     IN WITNESS WHEREOF, the corporation has caused this Second Amended and Restated Certificate of Incorporation to be signed by Salvatore D'Auria, its President, and attested by Matthew Taylor, its Secretary, this ________ day of ________, 1998.


                                    TUT SYSTEMS, INC.


                                    By:_____________________________________
                                         Salvatore D'Auria, President



ATTEST:


___________________________________
Matthew Taylor, Secretary

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